PROSPECTUS SUPPLEMENT                                 EXHIBIT 99.1
(To Prospectus dated February 17, 2006)               REGISTRATION NO. 333-33362



                                    HOLDERS
                                 SEMICONDUCTOR
                               [GRAPHIC OMITTED]



                        1,000,000,000 Depositary Receipts
                         Semiconductor HOLDRS (SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the Semiconductor HOLDRS (SM) Trust.

     The share amounts specified in the table in the "Highlights of Semiconductor HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                        Primary
                                                             Share      Trading
                   Name of Company(1)            Ticker     Amounts     Market
        -----------------------------------  ------------  ---------  ----------
        Advanced Micro Devices, Inc.              AMD          4         NYSE
        Altera Corporation                        ALTR         6        NASDAQ
        Amkor Technology, Inc.                    AMKR         2        NASDAQ
        Analog Devices, Inc.                      ADI          6         NYSE
        Applied Materials, Inc.                   AMAT        26        NASDAQ
        Atmel Corporation                         ATML         8        NASDAQ
        Broadcom Corporation                      BRCM         3        NASDAQ
        Intel Corporation                         INTC        30        NASDAQ
        KLA-Tencor Corporation                    KLAC         3        NASDAQ
        Linear Technology Corporation             LLTC         5        NASDAQ
        LSI Logic Corporation                     LSI          5         NYSE
        Maxim Integrated Products, Inc.           MXIM         5        NASDAQ
        Micron Technology, Inc.                    MU          9         NYSE
        National Semiconductor Corporation        NSM          6         NYSE
        Novellus Systems, Inc.                    NVLS         2        NASDAQ
        SanDisk Corporation                       SNDK         2        NASDAQ
        Teradyne, Inc.                            TER          3         NYSE
        Texas Instruments, Inc.                   TXN         22         NYSE
        Xilinx, Inc.                              XLNX         5        NASDAQ


     (1) Effective June 28, 2006, Vitesse Semiconductor Corp. (NASDAQ: "VTSS") A component of the Semiconductor HOLDRS Trust, was delisted from trading on NASDAQ. The Bank of New York distributed shares of Vitesse Semiconductor Corp. at the rate of 0.03 Vitesse Semiconductor Corp. shares per Semiconductor HLDRS on July 12, 2006.



     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2006.